EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries		State/Country
•	AMR Research, Inc.	Delaware, USA
•	Burton Group, Inc.	Utah, USA
•	Computer Financial Consultants, Inc.	Delaware, USA
•	Computer Financial Consultants, Limited	United Kingdom
•	Dataquest, Inc.	California, USA
•	Decision Drivers, Inc.	Delaware, USA
•	G.G. Properties, Ltd.	Bermuda
•	Gartner Advisory (Singapore) PTE LTD.	Singapore
•	Gartner Australasia PTY Limited	Australia
•	Gartner Austria GmbH	Austria
•	Gartner Belgium BVBA (including branch in Luxembourg)	Belgium
•	Gartner Canada Co.	Nova Scotia, Canada
•	Gartner Consulting (Beijing) Co., LTD.	China
•	Gartner Denmark ApS	Denmark
•	Gartner Deutschland, GmbH	Germany
•	Gartner do Brasil Servicos de Pesquisas LTDA.	Brazil
•	Gartner Enterprises, Ltd.	Delaware, USA
•	Gartner Espana, S.L. (including branch in Portugal)	Spain
•	Gartner Europe Holdings, B.V.	The Netherlands
•	Gartner France S.A.R.L.	France
•	Gartner Gulf FZ, LLC	United Arab Emirates
•	Gartner Group Argentina S.A.	Argentina
•	Gartner Group Taiwan Ltd.	Taiwan
•	Gartner (Thailand) Ltd.	Thailand
•	Gartner Holdings Ireland	Bermuda
•	Gartner Holdings, LLC	Delaware, USA
•	Gartner Hong Kong, Limited	Hong Kong
•	Gartner India Research & Advisory Services Private Ltd.	India
•	Gartner Investments I, LLC	Delaware, USA
•	Gartner Investments II, LLC	Delaware, USA
•	Gartner Ireland Limited	Ireland
•	Gartner Italia, S.r.l.	Italy
•	Gartner Israel Advisory Ltd.	Israel
•	Gartner Japan Ltd.	Japan
•	Gartner Mexico S. de R. L. de C.V.	Mexico
•	Gartner Nederland B.V.	The Netherlands
•	Gartner Norge A.S.	Norway
•	Gartner Research & Advisory (Malaysia) SND.BHD	Malaysia
•	Gartner Research & Advisory Korea Co., Ltd.	Korea
•	Gartner Sverige AB	Sweden
•	Gartner Switzerland GmbH	Switzerland
•	Gartner Turkey Teknoloji Arastirma ve Danismanlik Hizmetleri Limited Sirketi	Turkey
•	Gartner U.K. Limited	United Kingdom
•	The Research Board, Inc.	Delaware, USA
•	1422722 Ontario, Inc.	Canada
•	META Group GmbH	Germany
•	META Group CESE GmbH	Germany
•	META Group Deutschland GmbH	Germany
•	META Saudi Arabia	Saudi Arabia
•	Ideas International, Inc.	Connecticut
•	Ideas International Pty Limited	Australia
•	Ideas International Holdings Pty Limited	Australia